Exhibit 4.2

[FORM OF SERIES 2013-A WARRANT CERTIFICATE]

Warrant Certificate Evidencing Series 2013-A Warrants to Purchase Shares of

Common Stock, par value of $0.0001 per share, as described herein, of

MEDGENICS, INC.

No. [___________]	CUSIP 58436Q 120

VOID AFTER 5:00 PM, NEW YORK CITY TIME,

ON FEBRUARY 13, 2018

This certifies that                    or registered assigns is the registered holder (the “Holder”) of             Series 2013-A warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the Holder, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Medgenics, Inc., a Delaware corporation (the “Company”), 0.50 of a share (collectively, the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at the Warrant Price set forth below. The price per whole share at which each Warrant Share may be purchased at the time each Warrant is exercised (the “Warrant Price”) is $6.78 initially, subject to adjustments as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of February 8, 2013 (the “Warrant Agreement”), between the Company and the Warrant Agent (as defined below), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the below-mentioned office of the Warrant Agent and at the office of the Company at 555 California Street, Suite 365, San Francisco, CA 94104. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement (including, without limitation, the ownership restrictions set forth in subsection 3.3.7 of the Warrant Agreement), each Warrant evidenced hereby may be exercised at any time during the period (the “Exercise Period”) beginning on the date of issuance and terminating at 5:00 PM, New York City time, on February 13, 2018 (the “Expiration Date”), by delivering, not later than 5:00 PM, New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Corporate Stock Transfer, Inc. (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement) at its corporate trust department at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository; and (ii) an election to purchase (“Election to Purchase”), properly executed by the Holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of this Warrant Certificate. The Warrant Price for each Warrant to be exercised shall be paid to the order of the Company in lawful money of the United States of America by bank wire transfer in immediately available funds on or before the Trading Day immediately after the Exercise Date, unless cashless exercise is permitted under the Warrant Agreement. Each Warrant represented by this Warrant Certificate not exercised on or before the Expiration Date shall become null and void, and all rights of the Holder of this Warrant Certificate shall cease at the close of business on the Expiration Date.

Warrants may be exercised only in whole numbers of Warrants. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Warrant Price or round up such fraction to the nearest whole share. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder. If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

The Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee, one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the Holder of this Warrant Certificate or the Warrants evidenced thereby.

THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT CERTIFICATE, THE WARRANTS EVIDENCED HEREBY AND THE WARRANT AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of February _____, 2013

MEDGENICS, INC.

By: ____________________________________
Name:
Title: [Chairman of the Board, Chief Executive Officer, or President]

By: ____________________________________
Name:
Title: [Treasurer, Secretary, or Assistant Secretary]

CORPORATE STOCK TRANSFER, INC.

By: ____________________________________
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the Holder must, no later than 5:00 PM, New York City time, on the Trading Day immediately after the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, by bank wire transfer in immediately available funds, payable to the Company, an amount equal to the Warrant Price in full for the Warrants exercised. In addition, the Holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 PM, New York City time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     (the “Exercise Date”),             Warrants, evidenced by this Warrant Certificate, to purchase             shares (the “Warrant Shares”) of common stock, par value of $0.0001 per share (the “Common Stock”) of Medgenics, Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date:

☐ such Holder has tendered payment for such Warrant Shares by bank wire transfer in immediately available funds payable to the Company at Account No.         , in the amount of $        in accordance with the terms hereof, or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3.3.4 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3.3.4.

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder of the Warrant Certificate, unless otherwise specified in the instructions below.

Dated: _____________, 201__

Name:
(Please Print)
- -
(Insert Social Security or Other Identifying Number of Holder)

Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

By mail at:	Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to insure timely delivery.

(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares are to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which Warrant Shares are to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, is to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Dated: , 201___

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
SIGNATURE GUARANTEE
Name of Firm
Address
Area Code
and Number
Authorized
Signature
Name
Title
Dated: , 201__

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

 FOR VALUE RECEIVED, _________________ hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________

________________________________________________________

________________________________________________________

(Please print name and address including zip code of assignee)

(Please insert social security or
other identifying number of assignee):

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated: , 201___

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
SIGNATURE GUARANTEE
Name of Firm
Address
Area Code
and Number
Authorized
Signature
Name
Title
Dated: , 201__